SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 17, 2011

Cameron International Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                                     713-513-3300

___________Not Applicable_______________
(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On June 17, 2011, Cameron International Corporation (the “Company”) entered into an amendment to its previously announced  Rule 10b5-1 repurchase plan, dated June 8, 2011 (as amended, the “Plan”), with Credit Suisse Securities (USA) LLC (“Credit Suisse”) under which Credit Suisse may repurchase up to $111,000,000 aggregate principal amount of the Company’s 2.50% Convertible Senior Notes due 2026 (the “Notes”).   The Notes may be purchased by Credit Suisse only on June 29, 2011.  The Plan specifies the timing and prices of the purchases, subject to the terms and conditions of the Plan, and is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Depending upon prevailing market conditions and other factors, there can be no assurance that all authorized Notes will be purchased pursuant to the Plan.

As previously announced on June 3, 2011, the Company notified holders of the Notes that on July 6, 2011 it will redeem for cash all of the outstanding Notes at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest up to, but not including, the redemption date.  The Notes may be converted at any time prior to 5:00 p.m., New York City time, on July 5, 2011 in accordance with the terms set forth in the Indenture and the Notes.  The Company will satisfy in full in cash its conversion obligation with respect to Notes converted during the period from, and including June 3, 2011 to, and including, July 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:  June 17, 2011